Exhibit 99.1

Termination/amicable settlement agreement

(“vaststellingsovereenkomst”)

Between:

1.	ModusLink Tilburg B.V. (hereinafter “the Company”), a limited liability company incorporated under the laws of the Netherlands, with its statutory seat at Tilburg and offices at Tijvoortsebaan 5 (5051 HJ) at Goirle, the Netherlands, here legally represented by its director Mr Thomas Oberdorf, the Delaware company CMGI, Inc. and ModusLink Corporation and ModusLink Corporation’s direct and indirect subsidiaries (hereinafter, together with CMGI, collectively: the ModusLink Group), here legally represented by Mr. Thomas Oberdorf;

and

2.	Rudolph Joseph Westerbos, (hereinafter “Employee”) born on April 2, 1964 residing at Omval no. 39 (1096 AA) at Amsterdam, the Netherlands;

whereas:

a.	One or more of the companies of the ModusLink Group (as defined below) and Employee entered into an employment agreement for an indefinite period effective June 1, 1994. Additional employment agreements were executed 9 October 1995, February 1, 2000, February 7, 2002, and June 6, 2002 and succeeded by the employment agreement effective from January 1, 2003 as laid down in the letters to Employee of July 9, 2002 and December 4, 2002 and a written employment agreement with the Company’s predecessor (SalesLink) Logistical Processing B.V. dated and signed on December 10, 2002 (collectively hereinafter “the Employment Agreement”);

b.	Employee’s current position is President of Europe Operations of the below defined ModusLink Group;

c.	in his capacity as President of Europe Operations of ModusLink Group, the Employee is statutory director of the Company, as well as a number of other companies of the ModusLink Group;

d.	the parties specifically acknowledge that no employment agreement has been entered into between the Employee and any of the companies referred to under paragraph c. above, nor between the Employee and any other company affiliated in any way with the ModusLink Group, other than stated above in a;

e.	the ModusLink Group is planning to combine the management over the regions Asia and Europe, which will result in the redundancy of the Employee;

f.	the parties realize that it is necessary to bring the Employment Agreement to a conclusion;

g.	the Company, the ModusLink Group and Employee wish to settle disputes and prevent further disputes with respect to (the termination of) Employee’s Employment Agreement and wish to lay down the terms and conditions of their agreement;

Have agreed as follows:

Article 1 Dissolution, mutual consent and resignation

1.1	The Company shall apply to the District Court at Amsterdam for the Employment Agreement to be dissolved on basis of neutral grounds, with effect from March 1, 2006. The formal and neutral reason for dissolution is the combining of the management over the regions Asia and Europe, which will result in the redundancy of the Employee. The Employee shall submit a statement of defense to the above-mentioned court, which will confirm the reason for the dissolution, but which will only formally and neutrally oppose the request for purposes of the ensuing unemployment and loss of income.

1.2	The draft dissolution request and defense statement will be exchanged between the parties for their prior approval. Once such prior approval has been given by the parties, the documents will be submitted to the court.

1.3	The accompanying letters to the District Court at Amsterdam will also first be exchanged between the parties for their prior approval, and will only be actually submitted to the court following mutual consent between the parties. Such accompanying letters will in any event state that the parties do not require a verbal hearing and that the request submitted by the Company does not contravene any ban on termination as referred to in articles 647, 648, 670 and 670a of Book 7 of the Dutch Civil Code.

1.4	The Employee shall submit the statement of defense within one business day after submission of the dissolution request. The parties shall submit the dissolution request and statement of defense to the District Court at Amsterdam no later than December 20, 2005.

1.5	Other than the Employment Agreement with the Company, and members of the ModusLink Group there is no employment agreement between the Employee and any other company in any way affiliated with the ModusLink Group. This is specifically declared and acknowledged by the Employee. If and insofar as there may be deemed to be an employment agreement between the Employee with any other company of the ModusLink Group (in particular, but not limited to those companies mentioned on the schedule “Rudolph Joseph Westerbos: Positions w/in ModusLink Group”, Enclosure 1), such employment agreement is hereby dissolved by mutual consent effective March 1, 2005.

1.6

The Employee shall voluntarily resign his positions as (statutory) director and/or officer of any of the companies of the ModusLink Group effective immediately, or as soon thereafter as is practically possible but no later than December 31, 2005, in accordance with the draft letters of resignation attached hereto for the two Dutch B.V.’s (Enclosure 2)

(or as amended as appropriate to make them legally valid and binding). Such letters are to be submitted within 5 business days of the signing of this agreement to Mr. Thomas Oberdorf, director of the Company and the Employee and the ModusLink Group shall do all that is necessary to effectuate such resignations.

Article 2 Termination compensation

2.1	With respect to a dissolution of his Employment Agreement, Company will pay the Employee a compensation of € 400,000 (four hundred thousand euros) gross for the resulting possible future loss of income and pension of a termination effective March 1, 2006, and as a supplement to any social security benefits or lower wage earned elsewhere. The compensation will be paid before the end of the Employment Agreement.

2.2	The Employee will provide the Company with information on how he wishes to receive the compensation one month before the end of his Employment Agreement. The way of payment must be acceptable to the Company from a legal point of view and must not lead to additional costs (including, but not limited to any taxes other than US Federal taxes) for the Company. In particular, but without limitation, it must not lead to any liability of the Company for any tax liabilities pursuant to Article 32aa Wage Tax Act. In the event that the Employee does not succeed in providing timely evidence (i.e. a ruling of the tax authority plus any other appropriate documentation, if needed) of the legal permissibility and/or of the absence of extra costs to the Company, the Company shall proceed with the payment of the compensation while withholding any applicable Dutch (wage) taxes and/or social security contributions (if any), as they shall be fully for account of and borne by the Employee.

2.3	The federal taxes due in the United States of America with respect to the termination compensation of € 400,000 gross shall be for account of the Employee but borne and paid by the Company to the appropriate US authorities. Any penalties charged due to late or insufficient payment of such federal taxes (not caused by the Employee) shall be borne by the Company.

2.4	The State taxes due, if any, in the United States of America with respect to the termination compensation of € 400,000 gross shall be for account of and borne by the Employee and paid in time by the Employee to the appropriate US authorities.

2.5	The Employee hereby indemnifies and shall hold harmless the Company and all other companies of the ModusLink Group from (i) any claims from the Dutch authorities with respect to the termination compensation of € 400,000 gross or the tax payment by the Company under Article 2.3 and (ii) any claims for any US State taxes on the termination compensation € 400,000 gross or the tax payment by the Company under Article 2.3, and shall pay to the Company (or at its option: any other company of the ModusLink Group) a full compensation for any claims paid.

2.6	Changes in (tax or other) legislation or social security benefits in the future will not affect the compensation agreed upon in this agreement.

Article 3 Salary and benefits

The Employee’s usual monthly salary and benefits shall be paid monthly until the end of his Employment Agreement and so the Employee shall be entitled to

a.	a salary amount of € 20,124.80 gross per month (including 8% holiday allowance), this amount to be divided in a (reduced) gross salary and tax free compensation for extraterritorial expenses as appropriate and permitted by the 30%-ruling of the Employee

b.	the Company’s gross contribution to the medical insurance premium of 100% of the premium for himself and 50% for his spouse all for a class III level insurance) up to and including December 31, 2005. Over the period January 1, 2006 thru February 28, 2006, the Company will only exclusively pay the statutory mandatory gross contribution pursuant to the new Dutch Health Insurance Act;

c.	the Company’s gross contribution (100%) to the accidental death insurance premium;

d.	the Company’s gross contribution (50%) to the premiums for the WAO Gap insurance and WAO supplemental coverage insurance of € 190.67 per month and € 14.54 per month (to the extent still payable to the insurance company);

e.	the Company’s gross contribution equal to 50% of the pension insurance premiums (see Article 8 of this agreement);

f.	use of the mobile phone and laptop computer and fax/printer;

g.	use of the lease car.

Further, all usual deductions from Employee’s salary and benefits shall be made as usual (including a pension contribution of € 1,322.39 per month, contributions to the Disability Insurance premiums of € 190.67 per month and € 14.54 per month) and any contributions to his health insurance (as per January 1, 2006: the mandatory contributions pursuant to the new Dutch Health Insurance Act).

Article 4 Holiday allowance

The Employee is entitled to a holiday allowance of 8% gross per year. This is included in his monthly salary and so per the end of the Employment Agreement, no 8% holiday allowance is due.

Article 5 Vacation days and exemption from work

5.1	The Employee shall be exempted from work for the Company and the ModusLink Group effective Wednesday December 14, 2005 until the end of the Employment agreement (while remaining entitled to salary and benefits as provided for in Article 3 of this agreement).

5.2	The Employee is entitled to 25 paid vacation days per year. Before the end of his Employment Agreement, the Employee shall be paid for 24 outstanding vacation days, i.e. a gross amount of 24/21.75 x the gross daily wage (which is € 20,124.80 gross: 21.75 or any other amount as may appropriate under the 30% tax ruling).

Article 6 CMGI, Inc. FY 2006 Executive Management Incentive Plan

6.1	The Employee has participated in the CMGI, Inc. FY 2006 Executive Management Incentive Plan (hereinafter: “the 2006 EMIP Plan”). At the end of the Employment Agreement, the Employee shall not be entitled to any incentive payments over the fiscal year 2006 (August 1, 2005 to July 1, 2006) following the end of the fiscal year 2006 as he will not be an active executive on the date the actual payments under the 2006 EMIP Plan shall be made (Article 9 2006 EMIP Plan).

6.2	The Employee shall not be entitled to any bonus, gratuity, commission or incentive or any similar payment under any other Company or ModusLink Group plan, individual agreement or otherwise.

Article 7 Stock options

7.1	According to the Employment Agreement and in accordance with the CMGI, Inc. 2000 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan and 2004 Stock Incentive Plan (hereinafter together: the Plan), the Employee has been granted Stock Options and Restricted Stock as described in the attached schedule (enclosure 3).

7.2	In accordance with and subject to the provisions of the Plan, the related Restricted Stock Agreement and the related Non-Statutory Stock Option Terms and Conditions, at the end of the Employment Agreement;

a.	the non-vested options may not be exercised, will not further vest and will expire on termination of the Employment Agreement;

b.	the vested, not exercised options may be exercised during a 30 days period immediately after termination of the Employment Agreement, but only until the Expiration Date and only to the extent the options were exercisable on the last day of the Employment Agreement. The vested, not exercised options expire at the end of the 30 days period;

c.	the Employee remains entitled to hold or sell the shares purchased on exercise of vested options;

d.	all shares of common stock acquired through restricted stock grants shall be forfeited to CMGI, Inc. with the exception of 26,130 shares (the remainder of 33,330 shares which were awarded on August 2, 2004 and fully vested prior to the date hereof).

7.3	Any (wage or other) taxes or social security contributions due in relation to the grant, exercise or otherwise of the Stock Options or Restricted Stock shall be payable by the Employee in accordance with the Plan or related documentation, and in case of non-payment, no shares will be issued unless and until the Employee pays to the appropriate company any such taxes or contributions. Should any issue have taken place without sufficient payments or withholdings of taxes or contributions for any reason, then the excess amounts shall be deductible from any amounts due by the Company to the Employee under this agreement.

7.4	The ModusLink Group shall instruct KPMG to prepare the Employee’s tax declarations relating to the Stock Options and Restricted Stock as described above in article 7.1 and shall pay the costs of KPMG for such preparations.

7.5	Any terms written with capitals in this Article 7 shall have the meaning as defined in the Plan or related documentation (such as, but not limited to the grant certificates, Restricted Stock Agreement and the Non-Statutory Stock Option Terms and Conditions).

Article 8 Pension

8.1	Until the end of the Employment Agreement, Employee shall be entitled to continue his current participation in the collective defined contribution pension plan of the Company with Generali Verzekeringsgroep, policy number TP 0.082.154. Should any intermediate changes be required to this pension plan due to changes in (tax) legislation prior to the termination of employment to prevent that any tax becomes due, then the Employee shall fully cooperate to ensure the effectuation of these intermediate changes to the pension plan prior to January 1, 2006.

8.2	Until the end of the Employment Agreement the Company shall, with respect to the participation in the pension scheme mentioned in the first paragraph of this Article 8, fulfill all obligations towards Employee, and the Employee will comply with all his obligations, including payment by the Company and the Employee of each 50% of the pension premiums, in accordance with the provisions of the pension scheme referred to in the first paragraph of this article, and the Pensions and Savings Funds Act (“Pensioen- en Spaarfondsenwet”).

8.3	Employee guarantees that there are no other (pre-)pension schemes applicable to him other than the pension scheme at Generali Verzekeringsgroep with policy number TP 0.082.154.

Article 9 References

9.1	If requested by Employee and subject to compliance by the Employee with each of his obligations under this agreement, the Company and the ModusLink Group shall provide relevant details of employment to third parties (e.g. potential employers) indicated by the Employee by way of positive and truthful verbal references by Jim Herb, Senior Vice President, Human Resources, CMGI, or his designee.

9.2	Both parties will refrain from any negative statements about each other of any nature and in whichever shape or form.

9.3	The parties have agreed on the content of written internal and external announcements with respect to the Employee’s termination.

Article 10 Return of goods and advance payments/loans

10.1	Employee shall return in good order to the Company before the end of the Employment Agreement all goods that belong to the Company or any of its affiliated companies and that are in the possession of Employee, such as but not limited to:

•	lease car;

•	mobile phone (Employee will be entitled to take over the mobile telephone number and the Company will provide reasonable cooperation to the Employee in this respect);

•	laptop computer and fax/printer

•	any credit or debit card(s) (such as, but not limited to American Express Corporate Card and Tank Card);

•	keys, personal codes, security passes, papers, plus everything else that belongs to goods provided to Employee;

•	any information, files, documentation, lists, data or other goods of or regarding the Company, its parent(s), subsidiaries or other affiliated companies, its customers, its suppliers or its other business contacts, or any other matters, obtained during the course of his Employment Agreement, without retaining any copies thereof in any way, shape or form. Should the Employee unintentionally have kept any of the aforementioned matters or a copy thereof, then on discovery the Employee shall immediately destroy or return it to the Company (without retaining any copies thereof in any way, shape or form);

The Employee is allowed to keep copies of such records which are necessary for his own personal administration with respect to terms of employment relating to his remuneration, such as the pension plan and other benefits documentation, employment history records, etc., provided that these records are exclusively used for the personal administration of the Employee and for no other purpose and will not be disclosed in breach of his non-compete or confidentiality obligations as provided for in Articles 11 and 12 of this agreement.

10.2	If any damage other than caused by normal usage shall be detected with respect to goods returned to the Company or any other goods, such damage and/or costs of repair shall be charged to Employee by means of adjustment of any amounts payable by the Company to Employee under the terms of this agreement.

10.3	The Employee certifies specifically that he has not received a loan or advance payment from the Company or ModusLink Group. If such a loan or advance payment were found to exist the Employee will be held liable to repay these in full, by means of setting any such loans or advance payments off any amounts payable by the Company or ModusLink Group to Employee under the terms of this agreement.

10.4	Before the end of his Employment Agreement, Employee shall provide a full specification of all outstanding reimbursable costs made by him in the correct performance of his job. The specification shall be supported by written evidence such as invoices and bills. Accordingly, also before the end of his Employment Agreement, any costs paid by the Employee by any company credit or debit card or otherwise paid (in advance) or to be paid by the Company, will need to be specified and supported by evidence and submitted for approval. In the absence of such specifications and approval, the Company shall be entitled to withhold any amounts paid or payable by credit or debit card or otherwise in advance or in any other way payable by the Company from any payments due to the Employee under this agreement.

Article 11 Confidentiality

11.1	During and after the termination of the Employment Agreement, Employee will strictly adhere to the obligations under Article 9 of the employment agreement dated December 10, 2002, containing the following obligation:

“Employee acknowledges that all information obtained during this contract is secret. It is forbidden to the employee, during this contract and also after this contract is terminated, to give directly or indirectly any information to third parties concerning the company of the employer. In case of infringement the employer is entitled to full compensation of the damages.”

For purposes of this termination/amicable settlement agreement “the company of the employer” in the above-cited clause shall be considered to include the entire ModusLink Group.

11.2	Employee and the Company and the ModusLink Group shall keep strictly confidential, including but not limited towards (former) employees of the Company and the ModusLink Group, all correspondence, discussions, negotiations, agreements or any other documentation or the contents of any of these, regarding the termination of the Employment Agreement (specifically including, but not limited to the contents of this termination/amicable settlement agreement). The Employee guarantees that he has also strictly observed the same confidentiality prior to signature of this agreement towards any third person, with the exception of his spouse and advisors. Both his spouse and advisors shall be notified of the confidentiality obligations of the Employee. The Company and the other companies in the ModusLink Group may disclose the matters addressed in this Section 11.2 to the extent already in the public domain and to their advisors and employees on a need to know basis in the course of their employment. Such employees and advisors shall be notified of the confidentiality obligations of the Company and the ModusLink Group. The afore mentioned shall apply if and insofar as there are no other provisions pursuant to applicable law and/or legislation and shall continue to apply to the parties even after disclosure has taken place by the Company or the ModusLink Group of such information with respect to this agreement (including possibly a copy of this agreement) as is required or appropriate under the United States securities legislation (including, but not limited to the US Securities Exchange Commission’s regulations);

11.3	In the event that Employee or the Company and the ModusLink Group does not adhere to the provisions mentioned in the first and/or second paragraph of this article, the party at fault shall without interference of the Courts be liable to pay the other party a penalty of € 50,000 for each infringement and of € 1,000 for each day of continuance of said infringement, notwithstanding either parties’ right to claim and receive instead of said penalty full compensation or damages.

Article 12 Non competition

12.1	During and after the termination of the Employment Agreement, Employee will strictly adhere to the obligations under the CMGI, Inc. Non-Competition Agreement dated March 14, 2005 and signed by the Employee on March 21, 2005 (attached hereto as enclosure 4). All provisions of the afore mentioned Non-Competition Agreement shall remain in full force and effect. However, the following provision added to Section 1(a)(i) shall apply (to be added after in the last line after the last word “Company”):

“For purposes of this Section 1(a)(i) the phrase “any business or enterprise …[thru] … rendered by the Company or any of its subsidiaries” shall mean “any business or enterprise listed in enclosure 5, including any affiliates of these companies or enterprises.”

12.2	In the event that Employee does not adhere to the provisions mentioned in the first paragraph of this article, Employee shall without interference of the Courts be liable to pay the Company (or an other company appointed by the Company) a penalty of € 50,000 for each infringement and of € 1,000 for each day of continuance of said infringement, notwithstanding the Company’s right to claim and receive instead of said penalty full compensation or damages.

Article 13 Unemployment benefits

13.1	The Company shall not be liable towards Employee for the payment of compensation or any other form of remuneration for reason of a temporarily, definitively and/or partially or fully refused unemployment benefits (for whatever reason).

13.2	Any so-called fictitious notice period will be for account and risk of the Employee, i.e. the Company will not pay any compensation for loss of benefits during this period, nor any other form of remuneration.

Article 14 Costs, expenses, Dutch taxes, US State taxes, and other payments due by Employee

14.1	In the event that any costs (for example, fines), expenses, Dutch taxes, US State taxes, federal taxes with respect to stock options or stock, and other payments that would ordinarily be charged to Employee, shall be charged to the Company, such costs shall be deducted from the amount due and payable by the Company to Employee under the terms of this agreement. Should any balance remain, then the balance shall be invoiced to Employee, which invoice shall be paid by Employee to the Company within 30 days of the date of invoice.

14.2	In the event that the Employee disputes any deduction, as provided for under Article 14.1 and the deduction(s) exceed an amount of in total € 10,000, then the Company shall follow the advise of KPMG with respect to the deduction of such charges. KPMG will act as an impartial party with regard to any such deduction.

14.3

If any costs, expenses, Dutch taxes, US State taxes, federal taxes with respect to stock options or stock and other payments for account of the Employee under this agreement, next to those referred to in Article 14.1, cannot be deducted as agreed from any amounts due and payable by the Company to Employee, then any balance shall be invoiced to Employee. This invoice shall be paid by Employee to the Company within 30 days of the date of invoice.

Article 15 Tax declaration preparation and US Tax payment and Dutch taxes

15.1	The Company certifies that KPMG shall continue to prepare tax declarations on behalf of the Employee as it relates to the employment period and the termination compensation, in the usual manner. This includes tax declaration preparation for Stock Options and Restricted Stock as described above in 7.4.

15.2	The Company shall continue to pay all US taxes in the usual manner for the Employee, that may be assessed over and above any Dutch taxes, as it relates to his salary and unused vacation paid until the end of his Employment Agreement.

15.3	Should any Dutch income or wage tax be due over the period January 1, 2003 until the end of the Employment Agreement, then the Employee shall be liable for payment of these taxes to the tax authorities or repayment to the Company (or any other company of the ModusLink Group as may be appropriate).

Article 16 Costs of legal assistance

With respect to the termination of his employment, the Company will pay to Employee his costs of legal assistance up to a maximum amount of € 4,000 (including office expenses and excluding VAT) by way of a direct payment of an invoice from the Employee’s legal representative, Mr. M. van Haelst (Vestius) addressed to the Company (for the attention of Mr. Sjef de Wit).

Article 17 Different decision by a court

Notwithstanding any change in legislation or any other decision from any Court, the Company shall not have any obligations towards Employee other than those mentioned in this agreement. In particular, the Company shall not be obliged to pay more, less or anything other than provided above. Any future change or amendment of legislation and/or social security benefits shall not give rise to adjustment or amendment of this agreement (including but not limited to any amounts agreed upon).

Article 18 Acquittal

18.1

Subject to full compliance by: the Company and the ModusLink Group with the above, the Employee declares that the Company and the ModusLink Group and all their parent(s), subsidiaries or other affiliated companies (including, but not limited to ModusLink Corporation and CMGI, Inc. and all companies listed in Enclosure 1 of this agreement) have fulfilled all their obligations resulting from the Employment Agreement or any agreement related to his employment, and the Employee hereby acquits the Company and the ModusLink Group of all their possible past, existing or future obligations resulting from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Employee ever had or now have against any of the above companies, including but not limited to, all claims arising out of the Employee’s employment with and/or separation from the Company and/or any company of the ModusLink Group, from any other work or services performed and waives all related rights or claims other than those specifically mentioned in this agreement.

18.2	Parties explicitly agree that the amounts mentioned in this agreement shall be granted to the Employee on the condition that the Company and the ModusLink Group and or their parent(s), subsidiaries or other affiliated companies (including, but not limited to ModusLink corporation and CMGI, Inc.) shall not have any obligations other than those mentioned in this agreement.

18.3	Subject to full compliance by the Employee with this agreement, the Company and the ModusLink Group declare to acquit the Employee from any obligations resulting from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Company and the ModusLink Group ever had or now have against the Employee, including but not limited to, all claims arising out of his employment with and/or separation from the Company and/or any company of the ModusLink Group, from any other work or services performed, and waives all related rights or claims other than those specifically mentioned in this agreement, insofar as and to the extent that:

•	with respect to the management of the various companies as statutory director and/or officer: the approved (or if not yet approved: unapproved) annual accounts of these companies give a true picture.

•	any action of the Employee resulting in damage to any person or company of the ModusLink Group was not grossly negligent or fraudulent.

Article 19 Governing law and jurisdiction

This termination/amicable settlement agreement and any possible further related agreements shall be exclusively governed by Dutch law. Any disputes with respect to this agreement or any related agreements shall be exclusively submitted to the competent court in the Netherlands.

Article 20 Settlement Agreement

This agreement is a settlement agreement (“vaststellingsovereenkomst”) as defined in Article 7:900 subsection 1 of the Dutch Civil Code.

Signed in duplicate for agreement with all of the above,

At	Waltham, Massachusetts	at	Amsterdam, the Netherlands,

on	December 13, 2005	on	December 14, 2005

/s/ THOMAS OBERDORF	/s/ RUDOLPH JOSEPH WESTERBOS
Thomas Oberdorf, director	Rudolph Joseph Westerbos
ModusLink Tilburg B.V.	Employee

at	Waltham, Massachusetts

on	December 13, 2005

/s/ THOMAS OBERDORF
Thomas Oberdorf,
ModusLink Group (CMGI, Inc. and ModusLink Corporation and ModusLink Corporation’s direct and indirect subsidiaries)